Exhibit 5.1
To Elastic N.V. (the "Issuer")
Keizersgracht 281
1016 ED Amsterdam

Date 2 December 2022	Mr. C.R. Nagtegaal
Partner
T +31 20 577 1075 (direct)
T +31 20 577 1098 (PA)
F +31 20 577 1755

Our ref.    M39844882/1/20729030

Re:    Legal opinion

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission of ordinary shares in the capital of the Issuer

1    Introduction
We act as Dutch legal adviser to the Issuer in connection with the Registration.
Certain terms used in this opinion are defined in Annex 1 (Definitions).
2    Dutch Law
This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.
3    Scope of Inquiry
We have examined, and relied upon the accuracy of the factual statements in, the following documents:
(a)    A copy of:
(i)    the Registration Statement; and
(ii)    the 2022 Employee Stock Purchase Plan.
(b)    A copy of:
(i)    the Issuer's deed of incorporation, as provided to me by the Chamber of Commerce (Kamer van Koophandel);
(ii)    the Board Rules; and
(iii)    the Trade Register Extract.
(c)    A copy of each Corporate Resolution.
(d)    A copy of:

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912. All services and other work are carried out under an agreement of instruction ("overeenkomst van opdracht") with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability. Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

(i)    the Deed of Conversion; and
(ii)    the Deed of Amendment.
In addition, we have also examined such documents, and performed such other investigations, as we considered necessary for the purpose of this opinion. Our examination has been limited to the text of the documents.

4    Assumptions
We have made the following assumptions:
(a)
(i)    Each copy document conforms to the original and each original is genuine and complete.
(ii)    Each signature is the genuine signature of the individual concerned.
(iii)    The Registration Statement has been or will be filed with the SEC in the form referred to in this opinion.
(b)
(i)    The Board Rules remain in force without modification.
(ii)    Each Corporate Resolution:
(A)    has been duly adopted (including, in the case of a shareholders' resolution, by all persons entitled to vote on that resolution) and remains in force without modification; and
(B)    complies with the requirements of reasonableness and fairness (redelijkheid en billijkheid).
(c)
(i)    At the time of each issue of a Registration Share:
(A)    the 2022 Employee Stock Purchase Plan was in full force and effect without modification (other than any change of the maximum aggregate number of Ordinary Shares that may be issued under the 2022 Employee Stock Purchase Plan);
(B)    the aggregate number of (A) Ordinary Shares that have been issued or delivered, and (B) Ordinary Shares that will be issued or delivered, each time under the 2022 Employee Stock Purchase Plan, has not or will not exceed the maximum number permitted under the 2022 Employee Stock Purchase Plan; and
(C)    the number of Ordinary Shares available for issue under the Issue Authorisation was sufficient to allow for the issue.
(ii)    The Issuer's authorised capital at the time of each issue of a Registration Share was sufficient to allow for the issue.
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(iii)    Each Registration Share will have been:
(A)    issued in accordance with the 2022 Employee Stock Purchase Plan and in the form and manner prescribed by the Issuer's articles of association at the time of issue; and
(B)    validly accepted by the Participant.
(iv)
(A)    Each Registration Share will have been paid in accordance with the Issuer's articles of association;
(B)    The euro equivalent of the Purchase Price for each Registration Share equals or exceeds the nominal amount of the Registration Shares; and
(C)    the Contributions made by or on behalf of the relevant Participant equal or exceed the Purchase Price for the Registration Shares issued to such Participant.
5    Opinion
Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4 and subject to any matters not disclosed to us (including force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or a mistake (dwaling), in connection with any issue of a Registration Share) we are of the following opinion:
(a)    When issued, the Registration Shares will have been validly issued and will be fully paid and nonassessable1.
6    Reliance
(a)    This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.
(b)    Each person accepting this opinion agrees, in so accepting, that only De Brauw will have any liability in connection with this opinion, that the agreement in this paragraph 6(b) and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and that the Dutch courts will have exclusive jurisdiction to settle any dispute relating to this opinion.
(c)    The Issuer may:
(i)    file this opinion as an exhibit to the Registration Statement; and
(ii)    refer to De Brauw giving this opinion in the Exhibit Index in the Registration Statement.
1 In this opinion, "nonassessable" – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.
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The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.
/s/ Casper Nagtegaal
Casper Nagtegaal
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Annex 1 – Definitions
In this opinion:
"2022 Employee Stock Purchase Plan" means the Elastic N.V. 2022 Employee Stock Purchase Plan, effective as of 6 October 2022.
"Board Rules" means the rules governing the Issuer's board of directors adopted by the Issuer on 18 September 2018, effective as of 4 October 2018, as most recently amended on 13 July 2022.

"Board Resolution" means a written resolution of the Issuer's board dated 16 August 2022 to adopt the 2022 Employee Stock Purchase Plan.

"Contributions" has the meaning ascribed to it in the 2022 Employee Stock Purchase Plan.

"Corporate Resolution" means each Board Resolution and each Shareholder Resolution.

"De Brauw" means De Brauw Blackstone Westbroek N.V.

"Deed of Amendment" means the deed of amendment (akte van statutenwijziging) of the articles of association of the Issuer dated 10 October 2018 providing for the increase of the Issuer's authorised capital to EUR 3,300,000 divided into 165,000,000 Ordinary Shares and 165,000,000 preference shares with a nominal value of EUR 0.01 each.

"Deed of Conversion" means the deed of conversion and amendment of the articles of association of the Issuer (akte van omzetting en statutenwijziging Elastic B.V. (na omzetting en statutenwijziging genaamd Elastic N.V.)) dated 10 October 2018 providing for the conversion of the Issuer into a limited liability company and amendment of the articles of association.

"Dutch law" means the law directly applicable in the Netherlands.

"Issue Authorisation" is defined in the definition of "Shareholder Resolution".

"Issuer" means Elastic N.V., a public company with limited liability with seat in Amsterdam, the Netherlands, Trade Register number 54655870.

"Ordinary Share" means an ordinary share (gewoon aandeel), nominal value of EUR 0.01, in the capital of the Issuer.

"Participant" has the meaning ascribed to it in the 2022 Employee Stock Purchase Plan.

"Purchase Price" has the meaning ascribed to it in the 2022 Employee Stock Purchase Plan.

"Registration" means the registration of the Registration Shares with the SEC under the Securities Act.

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"Registration Shares" means up to 6,000,000 Ordinary Shares to be issued by the Issuer pursuant to the 2022 Employee Stock Purchase Plan (excluding, for the avoidance of any doubt, any Ordinary Shares reacquired by the Issuer to be transferred by the Issuer pursuant to the 2022 Employee Stock Purchase Plan).

"Registration Statement" means the registration statement on form S-8 dated 2 December 2022 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"Shareholder Resolution" means each of:

(a)    the minutes of the meeting of the Issuer's general meeting of shareholders held on 28 September 2018, including the resolutions to:
(i)    effective as of the Deed of Conversion, authorise the Issuer's board for a period of five years to:
(A)    issue up to and/or grant rights to Ordinary Shares up to the number of Ordinary Shares included in the Issuer's authorised share capital from time to time; and
(B)    restrict and/or exclude pre-emptive rights in respect of issuances of Ordinary Shares or grant of rights to subscribe for Ordinary Shares
(the "Issue Authorisation"); and

(b)    the minutes of the meeting of the Issuer's general meeting of shareholders held on 6 October 2022 to approve the resolution of the Issuer's board to adopt the 2022 Employee Stock Purchase Plan.
"the Netherlands" means the part of the Kingdom of the Netherlands located in Europe.
"Trade Register Extract" means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 2 December 2022.

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